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                                                                    EXHIBIT 99.1

CONTACTS:

MIKE EL-HILLOW                                  CATHY KAWAKAMI
SENIOR VP, CHIEF FINANCIAL OFFICER              DIRECTOR OF INVESTOR RELATIONS
ADVANCED ENERGY INDUSTRIES, INC.                ADVANCED ENERGY INDUSTRIES, INC.
970-407-6570                                    970-407-6732
MIKE.EL-HILLOW@AEI.COM                          CATHY.KAWAKAMI@AEI.COM

FOR IMMEDIATE RELEASE


                ADVANCED ENERGY ANNOUNCES APPOINTMENT OF KPMG LLP
                      AS ITS INDEPENDENT PUBLIC ACCOUNTANTS

FORT COLLINS, Colo., July 15, 2002 -- Advanced Energy Industries, Inc (Nasdaq:
AEIS) today announced that its board of directors has retained KPMG LLP as the company's independent public accountants, beginning with the review of second quarter 2002 financials.

Previously, Advanced Energy's independent auditor was Arthur Andersen LLP.

ABOUT ADVANCED ENERGY

Advanced Energy is a global leader in the development, marketing and support of components and sub-systems critical to plasma-based manufacturing processes used in the production of semiconductors, flat panel displays, data storage products, compact discs, digital video discs, architectural glass, and other applications that require precise thin-film processes.

AE offers a comprehensive line of technology solutions in power, flow and thermal management, plasma and ion beam sources, and integrated process monitoring and control to original equipment manufacturers (OEMs) and end-users around the world.

AE operates in regional centers in North America, Asia and Europe, and offers global sales and support through direct offices, representatives and distributors. Founded in 1981, AE is a publicly-held company traded on Nasdaq National Market under the symbol AEIS. For more information, please visit our corporate website: www.advanced-energy.com.